Exhibit 10.13 Access Roadway Improvements Contractor Agreement dated June 1, 2015 between E. M. Rivera & Sons, Inc. and Aina Le'a, Inc.

AIA® Document A107™ – 2007

Standard Form of Agreement Between Owner and Contractor for a Project of Limited Scope

AGREEMENT made as of the First day of June
in the year Two Thousand Fifteen
(In words, indicate day, month and year.)

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

BETWEEN the Owner:
(Name, legal status, address and other information)

Aina Le'a, Inc.

69-201 Waikoloa Beach Drive

Waikoloa, HI 96738

and the Contractor:
(Name, legal status, address and other information)

E.M. Rivera & Sons, Inc.

PO Box 3091

Kailua-Kona, HI 96740

for the following Project:
(Name, location and detailed description)

Access Roadway Improvements for The Villages of Aina Lea

TMK (3) 6-8-001:040, Lot A-1-A

The project shall be defined as infrastructure required to connect The Villages of Aina Le'a intersection to Lulana Gardens subdivision which is part of phase #1. The scope of work is the following but not limited to:
1.) Potable waterline system stubout for future southern expansion of roadway transmission lines to comply with approved plans and permits
2.) Electrical line system transmission, distribution lines and street lighting to comply with approved plans and permits
3.) Grading and drainage systems to comply with approved plans and permits
4.) Roadways, sidewalks, signage and striping to comply with approved plans and permits
5.) Installation and maintenance of BMP's to comply with approved plans and permits
6.) Coordination with third party agencies for testing and inspections to comply with approved plans and permits

The Architect:
(Name, legal status, address and other information)

Engineering Partners, Inc.

PO Box 4159

Hilo, HI 96720

The Owner and Contractor agree as follows.

TABLE OF ARTICLES

ARTICLE 1 THE WORK OF THIS CONTRACT

The Contractor shall execute the Work described in the Contract Documents, except as specifically indicated in the Contract Documents to be the responsibility of others.

ARTICLE 2 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

§ 2.1 The date of commencement of the Work shall be the date of this Agreement unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.
(Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)

Date of commencement will be determined by a written "Notice to Proceed" by the Owner.

§ 2.2 The Contract Time shall be measured from the date of commencement.

§ 2.3 The Contractor shall achieve Substantial Completion of the entire Work not later than
Sixty Seven (67) days from the date of commencement, or as follows:
(Insert number of calendar days. Alternatively, a calendar date may be used when coordinated with the date of commencement. If appropriate, insert requirements for earlier Substantial Completion of certain portions of the Work.)

Time frame shall be read as calendar days, not working days.

Portion of Work	**Substantial Completion Date**
Drainage System	18 Days following Notice of Commencement
Readways	67 Days following Notice of Commencement

, subject to adjustments of this Contract Time as provided in the Contract Documents.
(Insert provisions, if any, for liquidated damages relating to failure to achieve Substantial Completion on time or for bonus payments for early completion of the Work.)

In the event the Substantial Completion Date is not met the Owner shall charge the Contractor a $250.00 per day fee as a "Liquidated Damages" fee. The $250.00 per day liquidated damages fee shall be deducted from the project's final retention payment.Contract time shall be adjusted for inclusion of electrical transmission and distribution systems including street lights in compliance with approved plans and permits. Adjustment to contract shall only be valid upon written, signed and notarized addenda to Agreement by both Owner and Contractor.

ARTICLE 3 CONTRACT SUM

§ 3.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor's performance of the Contract. The Contract Sum shall be one of the following:
(Check the appropriate box.)

- ☐ Stipulated Sum, in accordance with Section 3.2 below
- ☐ Cost of the Work plus the Contractor's Fee, in accordance with Section 3.3 below
- ☒ Cost of the Work plus the Contractor's Fee with a Guaranteed Maximum Price, in accordance with Section 3.4 below

(Based on the selection above, complete Section 3.2, 3.3 or 3.4 below.)

§ 3.2 The Stipulated Sum shall be

($), subject to additions and deductions as provided in the Contract Documents.

§ 3.2.1 The Stipulated Sum is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:
(State the numbers or other identification of accepted alternates. If the bidding or proposal documents permit the Owner to accept other alternates subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date when that amount expires.)

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§ 3.2.2 Unit prices, if any:
(Identify and state the unit price, and state the quantity limitations, if any, to which the unit price will be applicable.)

Item	Units and Limitations	Price per Unit ($0.00)

§ 3.2.3 Allowances included in the Stipulated Sum, if any:
(Identify allowance and state exclusions, if any, from the allowance price.)

Item	Allowance

§ 3.3 Cost of the Work Plus Contractor's Fee
§ 3.3.1 The Cost of the Work is as defined in Exhibit A, Determination of the Cost of the Work.

§ 3.3.2 The Contractor's Fee:
(State a lump sum, percentage of Cost of the Work or other provision for determining the Contractor's Fee and the method of adjustment to the Fee for changes in the Work.)

§ 3.4 Cost of the Work Plus Contractor's Fee With a Guaranteed Maximum Price
§ 3.4.1 The Cost of the Work is as defined in Exhibit A, Determination of the Cost of the Work.

§ 3.4.2 The Contractor's Fee:
(State a lump sum, percentage of Cost of the Work or other provision for determining the Contractor's Fee and the method of adjustment to the Fee for changes in the Work.)

Contractor fee shall be percent of Cost of the Work at 10% subtotal. 10% shall be for Contractor overhead and Profit fees. Overhead shall not be billable as Cost of Work. The following method shall be used to determine the 10% Contractor Fee:
Project Labor & Material Costs Subtotal x .1 (10%) = Contractor Fee for Overhead & Profit

§ 3.4.3 Guaranteed Maximum Price
§ 3.4.3.1 The sum of the Cost of the Work and the Contractor's Fee is guaranteed by the Contractor not to exceed Four Hundred Ninety Seven Thousand Dollars and Zero Cents

($ 497,000.00), subject to additions and deductions by changes in the Work as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.
(Insert specific provisions if the Contractor is to participate in any savings.)

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§ 3.4.3.2 The Guaranteed Maximum Price is based on the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

§ 3.4.3.3 Unit Prices, if any:
(Identify and state the unit price, and state the quantity limitations, if any, to which the unit price will be applicable.)

Item	Units and Limitations	Price per Unit ($0.00)
See Labor & Equipment Rate Sheet		

§ 3.4.3.4 Allowances included in the Guaranteed Maximum Price, if any:
(Identify and state the amounts of any allowances, and state whether they include labor, materials, or both.)

Item	Allowance

§ 3.4.3.5 Assumptions, if any, on which the Guaranteed Maximum Price is based:

ARTICLE 4 PAYMENTS

§ 4.1 Progress Payments

§ 4.1.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

§ 4.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

Billing periods shall be twice monthly. Periods shall be the 10th thru 24th day and the 25th thru 9th day of each month

§ 4.1.3 Provided that an Application for Payment is received by the Architect not later than the 10th/25th day of a month, the Owner shall make payment of the certified amount to the Contractor not later than the tenth (10th) day of the same/next month. If an Application for Payment is received by the Architect after the date fixed above, payment shall be made by the Owner not later than Twenty Five (25) days after the Architect receives the Application for Payment.
(Federal, state or local laws may require payment within a certain period of time.)

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§ 4.1.4 Retainage, if any, shall be withheld as follows:

Retainage for the project shall be 1.5% of each Certificate for Payment. Retainage shall be withheld in 2 equal payments until Final Certificate for Payment approval is issued by project Engineer and the final issuance of Certificate of Occupancy is issued from Hawaii County. The first retainage payment shall be paid following the Owner receiving a final notarized Conditional Lien release from the Contractor and project Engineer Certificate for Payment approval. The second and final payment shall be issued in compliance with section 4.2, Final Payment. The following method shall be used to determine the 1.5% retainage withheld from each Certificate for Payment:
Project Labor & Material Costs Total as shown on each Certificate for Payment x .015 (1.5% Retaininage Percentage) = Retaining Amount to be withheld from each Certificate for Payment Application

§ 4.1.5 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
(Insert rate of interest agreed upon, if any.)

§ 4.2 Final Payment
§ 4.2.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when

.1 the Contractor has fully performed the Contract except for the Contractor's responsibility to correct Work as provided in Section 18.2, and to satisfy other requirements, if any, which extend beyond final payment;
.2 the contractor has submitted a final accounting for the Cost of the Work, where payment is on the basis of the Cost of the Work with or without a guaranteed maximum price; and
.3 a final Certificate for Payment has been issued by the Architect.

§ 4.2.2 The Owner's final payment to the Contractor shall be made no later than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:

ARTICLE 5 DISPUTE RESOLUTION
§ 5.1 Binding Dispute Resolution
For any claim subject to, but not resolved by, mediation pursuant to Section 21.3, the method of binding dispute resolution shall be as follows:
(Check the appropriate box. If the Owner and Contractor do not select a method of binding dispute resolution below, or do not subsequently agree in writing to a binding dispute resolution method other than litigation, claims will be resolved in a court of competent jurisdiction.)

☐ Arbitration pursuant to Section 21.4 of this Agreement

☒ Litigation in a court of competent jurisdiction

☐ Other: *(Specify)*

ARTICLE 6 ENUMERATION OF CONTRACT DOCUMENTS
§ 6.1 The Contract Documents are defined in Article 7 and, except for Modifications issued after execution of this Agreement, are enumerated in the sections below.

§ 6.1.1 The Agreement is this executed AIA Document A107–2007, Standard Form of Agreement Between Owner and Contractor for a Project of Limited Scope.

§ 6.1.2 The Supplementary and other Conditions of the Contract:

Document	Title	Date	Pages

§ 6.1.3 The Specifications:
(Either list the Specifications here or refer to an exhibit attached to this Agreement.)

See Exhibit D & E, Proposed Access Roadway Improvement Plans, 31 Pages, by Engineering Partners

Section	Title	Date	Pages

§ 6.1.4 The Drawings:
(Either list the Drawings here or refer to an exhibit attached to this Agreement.)

See Exhibit D & E, Proposed Access Roadway Improvement Plans, 31 Pages, by Engineering Partners

Number	Title	Date

§ 6.1.5 The Addenda, if any:

Number	Date	Pages

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are enumerated in this Article 6.

§ 6.1.6 Additional documents, if any, forming part of the Contract Documents:

.1 ~~Exhibit A, Determination of the Cost of the Work, if applicable.~~ EXCLUDED

.2 ~~AIA Document E201™–2007, Digital Data Protocol Exhibit, if completed, or the following:~~ EXCLUDED

Exhibit "A", Lulana Gardens Project Schedule, dated 1/28/2015, 2 Pages, by E.M. Rivera & Sons, Inc.

.3 Other documents:

(List here any additional documents that are intended to form part of the Contract Documents.)

Exhibit "B". Conditional & Unconditional Lien Release Template, undated, 4 Pages. by Aina Le'a, Inc.
Exhibit "C". Project Labor & Equipment Rate Sheet, dated 6/2015, 3 Pages, by E.M. Rivera & Sons, Inc.
Exhibit "D". Proposed Site Improvement Plans Cover Sheet with Index, 1 Page, by Engineering Partners
Exhibit "E". Proposed Site Improvement Plan Sheet Addenda & Date Schedule, undated, 2 Pages, by Aina Le'a, Inc.
Exhibit "F". Highlight Easement Map Depicting Scope of Work Area, undated, 1 Page, by Aina Le'a, Inc.
EXHIBIT "G". CONTRACT EXCLUSIONS & CONDITIONS, DATED 6/24/2015, 1 PAGE, by AINA LE'A, INC.

ARTICLE 7 GENERAL PROVISIONS

§ 7.1 The Contract Documents

The Contract Documents are enumerated in Article 6 and consist of this Agreement (including, if applicable, Supplementary and other Conditions of the Contract), Drawings, Specifications, Addenda issued prior to the execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement. A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order, (3) a Construction Change Directive or (4) a written order for a minor change in the Work issued by the Architect. The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the indicated results.

§ 7.2 The Contract

The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind between any persons or entities other than the Owner and the Contractor.

§ 7.3 The Work

The term "Work" means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor's obligations. The Work may constitute the whole or a part of the Project.

§ 7.4 Instruments of Service

Instruments of Service are representations, in any medium of expression now known or later developed, of the tangible and intangible creative work performed by the Architect and the Architect's consultants under their respective professional services agreements. Instruments of Service may include, without limitation, studies, surveys, models, sketches, drawings, specifications, and other similar materials.

§ 7.5 Ownership and Use of Drawings, Specifications and Other Instruments of Service

§ 7.5.1 The Architect and the Architect's consultants shall be deemed the authors and owners of their respective Instruments of Service, including the Drawings and Specifications, and will retain all common law, statutory and other reserved rights, including copyrights. The Contractor, Subcontractors, Sub-subcontractors, and material or equipment suppliers shall not own or claim a copyright in the Instruments of Service. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of the Architect's or Architect's consultants' reserved rights.

§ 7.5.2 The Contractor, Subcontractors, Sub-subcontractors and material or equipment suppliers are authorized to use and reproduce the Instruments of Service provided to them solely and exclusively for execution of the Work. All copies made under this authorization shall bear the copyright notice, if any, shown on the Instruments of Service. The Contractor, Subcontractors, Sub-subcontractors, and material or equipment suppliers may not use the Instruments of Service on other projects or for additions to this Project outside the scope of the Work without the specific written consent of the Owner, Architect and the Architect's consultants.

§ 7.6 Transmission of Data in Digital Form

If the parties intend to transmit Instruments of Service or any other information or documentation in digital form, they shall endeavor to establish necessary protocols governing such transmission, unless otherwise provided in the Agreement or in the Contract Documents.

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ARTICLE 8 OWNER

§ 8.1 Information and Services Required of the Owner

§ 8.1.1 The Owner shall furnish all necessary surveys and a legal description of the site.

§ 8.1.2 The Contractor shall be entitled to rely on the accuracy of information furnished by the Owner but shall exercise proper precautions relating to the safe performance of the Work.

§ 8.1.3 Except for permits and fees that are the responsibility of the Contractor under the Contract Documents, including those required under Section 9.6.1, the Owner shall secure and pay for other necessary approvals, easements, assessments and charges required for the construction, use or occupancy of permanent structures or for permanent changes in existing facilities.

§ 8.2 Owner's Right to Stop the Work

If the Contractor fails to correct Work which is not in accordance with the requirements of the Contract Documents, or repeatedly fails to carry out the Work in accordance with the Contract Documents, the Owner may issue a written order to the Contractor to stop the Work, or any portion thereof, until the cause for such order is eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity.

§ 8.3 Owner's Right to Carry Out the Work

If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents, and fails within a ten-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner, without prejudice to any other remedy the Owner may have, may correct such deficiencies and may deduct the reasonable cost thereof, including Owner's expenses and compensation for the Architect's services made necessary thereby, from the payment then or thereafter due the Contractor.

ARTICLE 9 CONTRACTOR

§ 9.1 Review of Contract Documents and Field Conditions by Contractor

§ 9.1.1 Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become generally familiar with local conditions under which the Work is to be performed and correlated personal observations with requirements of the Contract Documents.

§ 9.1.2 Because the Contract Documents are complementary, the Contractor shall, before starting each portion of the Work, carefully study and compare the various Contract Documents relative to that portion of the Work, as well as the information furnished by the Owner pursuant to Section 8.1.1, shall take field measurements of any existing conditions related to that portion of the Work and shall observe any conditions at the site affecting it. These obligations are for the purpose of facilitating coordination and construction by the Contractor and are not for the purpose of discovering errors, omissions, or inconsistencies in the Contract Documents; however, the Contractor shall promptly report to the Architect any errors, inconsistencies, or omissions discovered by or made known to the Contractor as a request for information in such form as the Architect may require. It is recognized that the Contractor's review is made in the Contractor's capacity as a contractor and not as a licensed design professional unless otherwise specifically provided in the Contract Documents.

§ 9.1.3 The Contractor is not required to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, but the Contractor shall promptly report to the Architect any nonconformity discovered by or made known to the Contractor as a request for information in such form as the Architect may require.

§ 9.2 Supervision and Construction Procedures

§ 9.2.1 The Contractor shall supervise and direct the Work, using the Contractor's best skill and attention. The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures, and for coordinating all portions of the Work under the Contract, unless the Contract Documents give other specific instructions concerning these matters.

§ 9.2.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor's employees, Subcontractors and their agents and employees, and other persons or entities performing portions of the Work for or on behalf of the Contractor or any of its Subcontractors.

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§ 9.3 Labor and Materials

§ 9.3.1 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

§ 9.3.2 The Contractor shall enforce strict discipline and good order among the Contractor's employees and other persons carrying out the Work. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.

§ 9.3.3 The Contractor may make a substitution only with the consent of the Owner, after evaluation by the Architect and in accordance with a Modification.

§ 9.4 Warranty

The Contractor warrants to the Owner and Architect that materials and equipment furnished under the Contract will be of good quality and new unless the Contract Documents require or permit otherwise. The Contractor further warrants that the Work will conform to the requirements of the Contract Documents and will be free from defects, except for those inherent in the quality of the Work the Contract Documents require or permit. Work, materials, or equipment not conforming to these requirements may be considered defective. The Contractor's warranty excludes remedy for damage or defect caused by abuse, alterations to the Work not executed by the Contractor, improper or insufficient maintenance, improper operation or normal wear and tear under normal usage.

§ 9.5 Taxes

The Contractor shall pay sales, consumer, use and other similar taxes that are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect.

§ 9.6 Permits, Fees, Notices, and Compliance with Laws

§ 9.6.1 Unless otherwise provided in the Contract Documents, the Contractor shall secure and pay for the building permit as well as other permits, fees, licenses and inspections by government agencies necessary for proper execution and completion of the Work that are customarily secured after execution of the Contract and legally required at the time bids are received or negotiations concluded.

§ 9.6.2 The Contractor shall comply with and give notices required by applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities applicable to performance of the Work. If the Contractor performs Work knowing it to be contrary to applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, the Contractor shall assume appropriate responsibility for such Work and shall bear the costs attributable to correction.

§ 9.7 Allowances

The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents. The Owner shall select materials and equipment under allowances with reasonable promptness. Allowance amounts shall include the costs to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts. Allowance amounts shall not include the Contractor's costs for unloading and handling at the site, labor, installation, overhead, and profit.

§ 9.8 Contractor's Construction Schedules

§ 9.8.1 The Contractor, promptly after being awarded the Contract, shall prepare and submit for the Owner's and Architect's information a Contractor's construction schedule for the Work. The schedule shall not exceed time limits current under the Contract Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Contract Documents, and shall provide for expeditious and practicable execution of the Work.

§ 9.8.2 The Contractor shall perform the Work in general accordance with the most recent schedule submitted to the Owner and Architect.

§ 9.9 Submittals

§ 9.9.1 The Contractor shall review for compliance with the Contract Documents and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents in coordination with the Contractor's construction schedule and in such sequence as to allow the Architect reasonable time for review. By

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submitting Shop Drawings, Product Data, Samples and similar submittals, the Contractor represents to the Owner and Architect that the Contractor has (1) reviewed and approved them; (2) determined and verified materials, field measurements and field construction criteria related thereto, or will do so; and (3) checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents. The Work shall be in accordance with approved submittals.

§ 9.9.2 Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents.

§ 9.10 Use of Site
The Contractor shall confine operations at the site to areas permitted by applicable laws, statutes, ordinances, codes, rules and regulations, lawful orders of public authorities, and the Contract Documents and shall not unreasonably encumber the site with materials or equipment.

§ 9.11 Cutting and Patching
The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly.

§ 9.12 Cleaning Up
The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work, the Contractor shall remove waste materials, rubbish, the Contractor's tools, construction equipment, machinery and surplus material from and about the Project.

§ 9.13 Royalties, Patents and Copyrights
The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for infringement of copyrights and patent rights and shall hold the Owner and Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents or where the copyright violations are contained in Drawings, Specifications or other documents prepared by the Owner or Architect. However, if the Contractor has reason to believe that the required design, process or product is an infringement of a copyright or a patent, the Contractor shall be responsible for such loss unless such information is promptly furnished to the Architect.

§ 9.14 Access to Work
The Contractor shall provide the Owner and Architect access to the Work in preparation and progress wherever located.

§ 9.15 Indemnification
§ 9.15.1 To the fullest extent permitted by law, the Contractor shall indemnify and hold harmless the Owner, Architect, Architect's consultants and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), but only to the extent caused by the negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Section 9.15.1.

§ 9.15.2 In claims against any person or entity indemnified under this Section 9.15 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under Section 9.15.1 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or Subcontractor under workers' compensation acts, disability benefit acts or other employee benefit acts.

ARTICLE 10 ARCHITECT
§ 10.1 The Architect will provide administration of the Contract and will be an Owner's representative during construction, until the date the Architect issues the final Certificate for Payment. The Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents, unless otherwise modified in writing in accordance with other provisions of the Contract.

§ 10.2 The Architect will visit the site at intervals appropriate to the stage of the construction to become generally familiar with the progress and quality of the portion of the Work completed, and to determine in general, if the Work observed is

being performed in a manner indicating that the Work, when fully completed, will be in accordance with the Contract Documents. However, the Architect will not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. The Architect will not have control over, charge of, or responsibility for, the construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, since these are solely the Contractor's rights and responsibilities under the Contract Documents.

§ 10.3 On the basis of the site visits, the Architect will keep the Owner reasonably informed about the progress and quality of the portion of the Work completed, and report to the Owner (1) known deviations from the Contract Documents and from the most recent construction schedule submitted by the Contractor, and (2) defects and deficiencies observed in the Work. The Architect will not be responsible for the Contractor's failure to perform the Work in accordance with the requirements of the Contract Documents. The Architect will not have control over or charge of and will not be responsible for acts or omissions of the Contractor, Subcontractors, or their agents or employees, or any other persons or entities performing portions of the Work.

§ 10.4 Based on the Architect's evaluations of the Work and of the Contractor's Applications for Payment, the Architect will review and certify the amounts due the Contractor and will issue Certificates for Payment in such amounts.

§ 10.5 The Architect has authority to reject Work that does not conform to the Contract Documents and to require inspection or testing of the Work.

§ 10.6 The Architect will review and approve or take other appropriate action upon the Contractor's submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents.

§ 10.7 The Architect will interpret and decide matters concerning performance under, and requirements of, the Contract Documents on written request of either the Owner or Contractor. The Architect will make initial decisions on all claims, disputes and other matters in question between the Owner and Contractor but will not be liable for results of any interpretations or decisions rendered in good faith.

§ 10.8 The Architect's decisions on matters relating to aesthetic effect will be final if consistent with the intent expressed in the Contract Documents.

§ 10.9 Duties, responsibilities and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner, Contractor and Architect. Consent shall not be unreasonably withheld.

ARTICLE 11 SUBCONTRACTORS

§ 11.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site.

§ 11.2 Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner through the Architect the names of the Subcontractors or suppliers for each of the principal portions of the Work. The Contractor shall not contract with any Subcontractor or supplier to whom the Owner or Architect has made reasonable written objection within ten days after receipt of the Contractor's list of Subcontractors and suppliers. If the proposed but rejected Subcontractor was reasonably capable of performing the Work, the Contract Sum and Contract Time shall be increased or decreased by the difference, if any, occasioned by such change, and an appropriate Change Order shall be issued before commencement of the substitute Subcontractor's Work. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.

§ 11.3 Contracts between the Contractor and Subcontractors shall (1) require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by the terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities, including the responsibility for safety of the Subcontractor's Work, which the Contractor, by the Contract Documents, assumes toward the Owner and Architect, and (2) allow the Subcontractor the benefit of all rights, remedies and redress against the Contractor that the Contractor, by these Contract Documents, has against the Owner.

ARTICLE 12 CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

§ 12.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under conditions of the contract identical or substantially similar to these, including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such claim as provided in Article 21.

§ 12.2 The Contractor shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor's activities with theirs as required by the Contract Documents.

§ 12.3 The Owner shall be reimbursed by the Contractor for costs incurred by the Owner which are payable to a separate contractor because of delays, improperly timed activities or defective construction of the Contractor. The Owner shall be responsible to the Contractor for costs incurred by the Contractor because of delays, improperly timed activities, damage to the Work or defective construction of a separate contractor.

ARTICLE 13 CHANGES IN THE WORK

§ 13.1 By appropriate Modification, changes in the Work may be accomplished after execution of the Contract. The Owner, without invalidating the Contract, may order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, with the Contract Sum and Contract Time being adjusted accordingly. Such changes in the Work shall be authorized by written Change Order signed by the Owner, Contractor and Architect, or by written Construction Change Directive signed by the Owner and Architect.

§ 13.2 Adjustments in the Contract Sum and Contract Time resulting from a change in the Work shall be determined by mutual agreement of the parties or, in the case of a Construction Change Directive signed only by the Owner and Architect, by the Contractor's cost of labor, material, equipment, and reasonable overhead and profit, unless the parties agree on another method for determining the cost or credit. Pending final determination of the total cost of a Construction Change Directive, the Contractor may request payment for Work completed pursuant to the Construction Change Directive. The Architect will make an interim determination of the amount of payment due for purposes of certifying the Contractor's monthly Application for Payment. When the Owner and Contractor agree on adjustments to the Contract Sum and Contract Time arising from a Construction Change Directive, the Architect will prepare a Change Order.

§ 13.3 The Architect will have authority to order minor changes in the Work not involving adjustment in the Contract Sum or extension of the Contract Time and not inconsistent with the intent of the Contract Documents. Such changes shall be effected by written order and shall be binding on the Owner and Contractor. The Contractor shall carry out such written orders promptly.

§ 13.4 If concealed or unknown physical conditions are encountered at the site that differ materially from those indicated in the Contract Documents or from those conditions ordinarily found to exist, the Contract Sum and Contract Time shall be equitably adjusted as mutually agreed between the Owner and Contractor; provided that the Contractor provides notice to the Owner and Architect promptly and before conditions are disturbed.

ARTICLE 14 TIME

§ 14.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.

§ 14.2 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.

§ 14.3 The term "day" as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.

§ 14.4 The date of Substantial Completion is the date certified by the Architect in accordance with Section 15.4.3.

§ 14.5 If the Contractor is delayed at any time in the commencement or progress of the Work by changes ordered in the Work, by labor disputes, fire, unusual delay in deliveries, abnormal adverse weather conditions not reasonably anticipatable, unavoidable casualties or any causes beyond the Contractor's control, or by other causes which the Architect determines may justify delay, then the Contract Time shall be extended by Change Order for such reasonable time as the Architect may determine, subject to the provisions of Article 21.

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ARTICLE 15 PAYMENTS AND COMPLETION

§ 15.1 Applications for Payment

§ 15.1.1 Where the Contract is based on a Stipulated Sum or the Cost of the Work with a Guaranteed Maximum Price, the Contractor shall submit to the Architect, before the first Application for Payment, a schedule of values, allocating the entire Contract Sum to the various portions of the Work, prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used in reviewing the Contractor's Applications for Payment.

§ 15.1.2 With each Application for Payment where the Contract Sum is based upon the Cost of the Work, or the Cost of the Work with a Guaranteed Maximum Price, the Contractor shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner to demonstrate that cash disbursements already made by the Contractor on account of the Cost of the Work equal or exceed (1) progress payments already received by the Contractor, less (2) that portion of those payments attributable to the Contractor's Fee; plus (3) payrolls for the period covered by the present Application for Payment.

§ 15.1.3 Payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment stored, and protected from damage, off the site at a location agreed upon in writing.

§ 15.1.4 The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment. The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor's knowledge, information and belief, be free and clear of liens, claims, security interests or other encumbrances adverse to the Owner's interests.

§ 15.2 Certificates for Payment

§ 15.2.1 The Architect will, within seven days after receipt of the Contractor's Application for Payment, either issue to the Owner a Certificate for Payment, with a copy to the Contractor, for such amount as the Architect determines is properly due, or notify the Contractor and Owner in writing of the Architect's reasons for withholding certification in whole or in part as provided in Section 15.2.3.

§ 15.2.2 The issuance of a Certificate for Payment will constitute a representation by the Architect to the Owner, based on the Architect's evaluations of the Work and the data comprising the Application for Payment, that, to the best of the Architect's knowledge, information and belief, the Work has progressed to the point indicated and that the quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to correction of minor deviations from the Contract Documents prior to completion and to specific qualifications expressed by the Architect. The issuance of a Certificate for Payment will further constitute a representation that the Contractor is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment will not be a representation that the Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor's right to payment, or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

§ 15.2.3 The Architect may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Architect's opinion the representations to the Owner required by Section 15.2.2 cannot be made. If the Architect is unable to certify payment in the amount of the Application, the Architect will notify the Contractor and Owner as provided in Section 15.2.1. If the Contractor and the Architect cannot agree on a revised amount, the Architect will promptly issue a Certificate for Payment for the amount for which the Architect is able to make such representations to the Owner. The Architect may also withhold a Certificate for Payment or, because of subsequently discovered evidence, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary in the Architect's opinion to protect the Owner from loss for which the Contractor is responsible, including loss resulting from acts and omissions described in Section 9.2.2, because of

- .1 defective Work not remedied;
- .2 third party claims filed or reasonable evidence indicating probable filing of such claims unless security acceptable to the Owner is provided by the Contractor;
- .3 failure of the Contractor to make payments properly to Subcontractors or for labor, materials or equipment;

.4 reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;
.5 damage to the Owner or a separate contractor;
.6 reasonable evidence that the Work will not be completed within the Contract Time and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or
.7 repeated failure to carry out the Work in accordance with the Contract Documents.

§ 15.2.4 When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld.

§ 15.3 Progress Payments
§ 15.3.1 The Contractor shall pay each Subcontractor, no later than seven days after receipt of payment, the amount to which the Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of the Subcontractor's portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to sub-subcontractors in similar manner.

§ 15.3.2 Neither the Owner nor Architect shall have an obligation to pay or see to the payment of money to a Subcontractor except as may otherwise be required by law.

§ 15.3.3 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.

§ 15.4 Substantial Completion
§ 15.4.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work for its intended use.

§ 15.4.2 When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor shall prepare and submit to the Architect a comprehensive list of items to be completed or corrected prior to final payment. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents.

§ 15.4.3 Upon receipt of the Contractor's list, the Architect will make an inspection to determine whether the Work or designated portion thereof is substantially complete. When the Architect determines that the Work or designated portion thereof is substantially complete, the Architect will issue a Certificate of Substantial Completion which shall establish the date of Substantial Completion, establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion.

§ 15.4.4 The Certificate of Substantial Completion shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in such Certificate. Upon such acceptance and consent of surety, if any, the Owner shall make payment of retainage applying to such Work or designated portion thereof. Such payment shall be adjusted for Work that is incomplete or not in accordance with the requirements of the Contract Documents.

§ 15.5 Final Completion and Final Payment
§ 15.5.1 Upon receipt of the Contractor's written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Architect will promptly make such inspection and, when the Architect finds the Work acceptable under the Contract Documents and the Contract fully performed, the Architect will promptly issue a final Certificate for Payment stating that to the best of the Architect's knowledge, information and belief, and on the basis of the Architect's on-site visits and inspections, the Work has been completed in accordance with terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in the final Certificate is due and payable. The Architect's final Certificate for Payment will constitute a further representation that conditions stated in Section 15.5.2 as precedent to the Contractor's being entitled to final payment have been fulfilled.

§ 15.5.2 Final payment shall not become due until the Contractor has delivered to the Owner a complete release of all liens arising out of this Contract or receipts in full covering all labor, materials and equipment for which a lien could be filed, or a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied

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after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including costs and reasonable attorneys' fees.

§ 15.5.3 The making of final payment shall constitute a waiver of claims by the Owner except those arising from

.1 liens, claims, security interests or encumbrances arising out of the Contract and unsettled;
.2 failure of the Work to comply with the requirements of the Contract Documents; or
.3 terms of special warranties required by the Contract Documents.

§ 15.5.4 Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment.

ARTICLE 16 PROTECTION OF PERSONS AND PROPERTY

§ 16.1 Safety Precautions and Programs

The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract. The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to

.1 employees on the Work and other persons who may be affected thereby;
.2 the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Contractor or the Contractor's Subcontractors or Sub-subcontractors; and
.3 other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.

The Contractor shall comply with and give notices required by applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities bearing on safety of persons and property and their protection from damage, injury or loss. The Contractor shall promptly remedy damage and loss to property caused in whole or in part by the Contractor, a Subcontractor, a sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under Sections 16.1.2 and 16.1.3, except for damage or loss attributable to acts or omissions of the Owner or Architect or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor's obligations under Section 9.15.

§ 16.2 Hazardous Materials

§ 16.2.1 The Contractor is responsible for compliance with the requirements of the Contract Documents regarding hazardous materials. If the Contractor encounters a hazardous material or substance not addressed in the Contract Documents, and if reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance, including but not limited to asbestos or polychlorinated biphenyl (PCB), encountered on the site by the Contractor, the Contractor shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner and Architect in writing. When the material or substance has been rendered harmless, Work in the affected area shall resume upon written agreement of the Owner and Contractor. By Change Order, the Contract Time shall be extended appropriately and the Contract Sum shall be increased in the amount of the Contractor's reasonable additional costs of shutdown, delay and start-up.

§ 16.2.2 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Contractor, Subcontractors, Architect, Architect's consultants and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work in the affected area, if in fact, the material or substance presents the risk of bodily injury or death as described in Section 16.2.1 and has not been rendered harmless, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), except to the extent that such damage, loss or expense is due to the fault or negligence of the party seeking indemnity.

§ 16.2.3 If, without negligence on the part of the Contractor, the Contractor is held liable by a government agency for the cost of remediation of a hazardous material or substance solely by reason of performing Work as required by the Contract Documents, the Owner shall indemnify the Contractor for all cost and expense thereby incurred.

ARTICLE 17 INSURANCE AND BONDS

§ 17.1 The Contractor shall purchase from, and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, insurance for protection from claims under workers' compensation acts and other employee benefit acts which are applicable, claims for damages because of bodily injury, including death, and claims for damages, other than to the Work itself, to property which may arise out of or result from the Contractor's operations and completed operations under the Contract, whether such operations be by the Contractor or by a Subcontractor or anyone directly or indirectly employed by any of them. This insurance shall be written for not less than limits of liability specified in the Contract Documents or required by law, whichever coverage is greater, and shall include contractual liability insurance applicable to the Contractor's obligations under Section 9.15. Certificates of Insurance acceptable to the Owner shall be filed with the Owner prior to commencement of the Work. Each policy shall contain a provision that the policy will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Owner. The Contractor shall cause the commercial liability coverage required by the Contract Documents to include (1) the Owner, the Architect and the Architect's Consultants as additional insureds for claims caused in whole or in part by the Contractor's negligent acts or omissions during the Contractor's operations; and (2) the Owner as an additional insured for claims caused in whole or in part by the Contractor's negligent acts or omissions during the Contractor's completed operations.

§ 17.2 Owner's Liability Insurance

The Owner shall be responsible for purchasing and maintaining the Owner's usual liability insurance.

§ 17.3 Property Insurance

§ 17.3.1 Unless otherwise provided, the Owner shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance on an "all-risk" or equivalent policy form, including builder's risk, in the amount of the initial Contract Sum, plus the value of subsequent modifications and cost of materials supplied and installed by others, comprising total value for the entire Project at the site on a replacement cost basis without optional deductibles. Such property insurance shall be maintained, unless otherwise provided in the Contract Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made as provided in Section 15.5 or until no person or entity other than the Owner has an insurable interest in the property required by this Section 17.3.1 to be covered, whichever is later. This insurance shall include interests of the Owner, the Contractor, Subcontractors and sub-subcontractors in the Project.

§ 17.3.2 The Owner shall file a copy of each policy with the Contractor before an exposure to loss may occur. Each policy shall contain a provision that the policy will not be canceled or allowed to expire, and that its limits will not be reduced, until at least 30 days' prior written notice has been given to the Contractor.

§ 17.3.3 The Owner and Contractor waive all rights against (1) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and (2) the Architect, Architect's consultants, separate contractors described in Article 12, if any, and any of their subcontractors, sub-subcontractors, agents and employees for damages caused by fire or other causes of loss to the extent covered by property insurance obtained pursuant to Section 17.3 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. The Owner or Contractor, as appropriate, shall require of the Architect, Architect's consultants, separate contractors described in Article 12, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

§ 17.3.4 A loss insured under the Owner's property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause. The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the Contractor, and by appropriate agreements, written where legally required for validity, shall require Subcontractors to make payments to their sub-subcontractors in similar manner.

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§ 17.4 Performance Bond and Payment Bond

§ 17.4.1 The Owner shall have the right to require the Contractor to furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder as stipulated in bidding requirements or specifically required in the Contract Documents on the date of execution of the Contract.

§ 17.4.2 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall authorize a copy to be furnished.

ARTICLE 18 CORRECTION OF WORK

§ 18.1 The Contractor shall promptly correct Work rejected by the Architect or failing to conform to the requirements of the Contract Documents, whether discovered before or after Substantial Completion and whether or not fabricated, installed or completed. Costs of correcting such rejected Work, including additional testing and inspections, the cost of uncovering and replacement, and compensation for the Architect's services and expenses made necessary thereby, shall be at the Contractor's expense, unless compensable under Section A.2.7.3 in Exhibit A, Determination of the Cost of the Work.

§ 18.2 In addition to the Contractor's obligations under Section 9.4, if, within one year after the date of Substantial Completion of the Work or designated portion thereof or after the date for commencement of warranties established under Section 15.4.3, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. The Owner shall give such notice promptly after discovery of the condition. During the one-year period for correction of Work, if the Owner fails to notify the Contractor and give the Contractor an opportunity to make the correction, the Owner waives the rights to require correction by the Contractor and to make a claim for breach of warranty.

§ 18.3 If the Contractor fails to correct nonconforming Work within a reasonable time, the Owner may correct it in accordance with Section 8.3.

§ 18.4 The one-year period for correction of Work shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual completion of that portion of the Work.

§ 18.5 The one-year period for correction of Work shall not be extended by corrective Work performed by the Contractor pursuant to this Article 18.

ARTICLE 19 MISCELLANEOUS PROVISIONS

§ 19.1 Assignment of Contract

Neither party to the Contract shall assign the Contract without written consent of the other, except that the Owner may, without consent of the Contractor, assign the Contract to a lender providing construction financing for the Project if the lender assumes the Owner's rights and obligations under the Contract Documents. The Contractor shall execute all consents reasonably required to facilitate such assignment.

§ 19.2 Governing Law

The Contract shall be governed by the law of the place where the Project is located, except, that if the parties have selected arbitration as the method of binding dispute resolution, the Federal Arbitration Act shall govern Section 21.4.

§ 19.3 Tests and Inspections

Tests, inspections and approvals of portions of the Work required by the Contract Documents or by applicable laws, statutes, ordinances, codes, rules and regulations or lawful orders of public authorities shall be made at an appropriate time. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Contractor shall give the Architect timely notice of when and where tests and inspections are to be made so that the Architect may be present for such procedures. The Owner shall bear costs of (1) tests, inspections or approvals that do not become requirements until after bids are received or negotiations concluded, and (2) tests, inspections or approvals where building codes or applicable laws or regulations prohibit the Owner from delegating the costs to the Contractor.

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§ 19.4 Commencement of Statutory Limitation Period

The Owner and Contractor shall commence all claims and causes of action, whether in contract, tort, breach of warranty or otherwise, against the other arising out of or related to the Contract in accordance with the requirements of the final dispute resolution method selected in the Agreement within the period specified by applicable law, but in any case not more than 10 years after the date of Substantial Completion of the Work. The Owner and Contractor waive all claims and causes of action not commenced in accordance with this Section 19.4.

ARTICLE 20 TERMINATION OF THE CONTRACT

§ 20.1 Termination by the Contractor

If the Architect fails to certify payment as provided in Section 15.2.1 for a period of 30 days through no fault of the Contractor, or if the Owner fails to make payment as provided in Section 4.1.3 for a period of 30 days, the Contractor may, upon seven additional days' written notice to the Owner and the Architect, terminate the Contract and recover from the Owner payment for Work executed, including reasonable overhead and profit, costs incurred by reason of such termination, and damages.

§ 20.2 Termination by the Owner for Cause

§ 20.2.1 The Owner may terminate the Contract if the Contractor

- .1 repeatedly refuses or fails to supply enough properly skilled workers or proper materials;
- .2 fails to make payment to Subcontractors for materials or labor in accordance with the respective agreements between the Contractor and the Subcontractors;
- .3 repeatedly disregards applicable laws, statutes, ordinances, codes, rules and regulations or lawful orders of a public authority; or
- .4 otherwise is guilty of substantial breach of a provision of the Contract Documents.

§ 20.2.2 When any of the above reasons exists, the Owner, upon certification by the Architect that sufficient cause exists JOB SPECIFIC to justify such action, may, without prejudice to any other remedy the Owner may have and after giving the Contractor seven days' written notice, terminate the Contract and take possession of the site and of all materials, ~~equipment, tools~~ EQUIPMENT ~~and construction equipment and machinery~~ thereon owned by the Contractor and may finish the Work by whatever reasonable method the Owner may deem expedient. Upon request of the Contractor, the Owner shall furnish to the Contractor a detailed accounting of the costs incurred by the Owner in finishing the Work.

§ 20.2.3 When the Owner terminates the Contract for one of the reasons stated in Section 20.2.1, the Contractor shall not be entitled to receive further payment until the Work is finished.

§ 20.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation for the Architect's services and expenses made necessary thereby, and other damages incurred by the Owner and not expressly waived, such excess shall be paid to the Contractor. If such costs and damages exceed the unpaid balance, the Contractor shall pay the difference to the Owner. The amount to be paid to the Contractor or Owner, as the case may be, shall be certified by the Architect, upon application, and this obligation for payment shall survive termination of the Contract.

§ 20.3 Termination by the Owner for Convenience

The Owner may, at any time, terminate the Contract for the Owner's convenience and without cause. The Contractor shall be entitled to receive payment for Work executed, and costs incurred by reason of such termination, along with reasonable overhead and profit on the Work not executed.

ARTICLE 21 CLAIMS AND DISPUTES

§ 21.1 Claims, disputes and other matters in question arising out of or relating to this Contract, including those alleging an error or omission by the Architect but excluding those arising under Section 16.2, shall be referred initially to the Architect for decision. Such matters, except those waived as provided for in Section 21.8 and Sections 15.5.3 and 15.5.4, shall, after initial decision by the Architect or 30 days after submission of the matter to the Architect, be subject to mediation as a condition precedent to binding dispute resolution.

§ 21.2 If a claim, dispute or other matter in question relates to or is the subject of a mechanic's lien, the party asserting such matter may proceed in accordance with applicable law to comply with the lien notice or filing deadlines.

§ 21.3 The parties shall endeavor to resolve their disputes by mediation which, unless the parties mutually agree otherwise, shall be administered by the American Arbitration Association in accordance with their Construction Industry Mediation Procedures in effect on the date of the Agreement. A request for mediation shall be made in writing, delivered to the other party to this Agreement, and filed with the person or entity administering the mediation. The

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request may be made concurrently with the binding dispute resolution but, in such event, mediation shall proceed in advance of binding dispute resolution proceedings, which shall be stayed pending mediation for a period of 60 days from the date of filing, unless stayed for a longer period by agreement of the parties or court order. If an arbitration is stayed pursuant to this Section, the parties may nonetheless proceed to the selection of the arbitrator(s) and agree upon a schedule for later proceedings.

§ 21.4 If the parties have selected arbitration as the method for binding dispute resolution in the Agreement, any claim, subject to, but not resolved by, mediation shall be subject to arbitration which, unless the parties mutually agree otherwise, shall be administered by the American Arbitration Association, in accordance with the Construction Industry Arbitration Rules in effect on the date of this Agreement. Demand for arbitration shall be made in writing, delivered to the other party to the Contract, and filed with the person or entity administering the arbitration. The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

§ 21.5 Either party, at its sole discretion, may consolidate an arbitration conducted under this Agreement with any other arbitration to which it is a party provided that (1) the arbitration agreement governing the other arbitration permits consolidation; (2) the arbitrations to be consolidated substantially involve common questions of law or fact; and (3) the arbitrations employ materially similar procedural rules and methods for selecting arbitrator(s).

§ 21.6 Any party to an arbitration may include by joinder persons or entities substantially involved in a common question of law or fact whose presence is required if complete relief is to be accorded in arbitration provided that the party sought to be joined consents in writing to such joinder. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of a Claim not described in the written Consent.

§ 21.7 The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by parties to the Agreement shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

§ 21.8 Claims for Consequential Damages
The Contractor and Owner waive claims against each other for consequential damages arising out of or relating to this Contract. This mutual waiver includes

- .1 damages incurred by the Owner for rental expenses, for losses of use, income, profit, financing, business and reputation, and for loss of management or employee productivity or of the services of such persons; and
- .2 damages incurred by the Contractor for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit except anticipated profit arising directly from the Work.

This mutual waiver is applicable, without limitation, to all consequential damages due to either party's termination in accordance with Article 20. Nothing contained in this Section 21.8 shall be deemed to preclude an award of liquidated damages, when applicable, in accordance with the requirements of the Contract Documents.

This Agreement entered into as of the day and year first written above.

OWNER *(Signature)*	**CONTRACTOR** *(Signature)*
(Printed name and title)	Hiram Rivera *(Printed name and title)*

EXHIBIT "A"
PROJECT SCHEDULE

ID	Task Name	Duration	Start	Finish
1	ANALEA OVERALL SCHEDULE	175 days	Mon 2/9/15	Fri 10/9/15
2	Utility Corridor 18" Water Line	79 days	Mon 2/9/15	Fri 6/15/15
3	[illegible]	5 days	[illegible]	[illegible]
4	[illegible] Excavation [illegible]	[illegible] days	[illegible]	Fri [illegible]
5	Trenching 18" Main	[illegible] days	[illegible]	Fri 4/[illegible]
6	Trenching [illegible] Main	[illegible] days	[illegible]	Fri [illegible]
7	Stream Crossings x 2	[illegible] days	[illegible]	[illegible]
8	Test System	10 days	Mon 4/13/15	Fri 4/24/15
9	[illegible]	5 days	Mon 4/27/15	Fri 5/1/15
10	Fine Grading	[illegible] days	Mon [illegible]	Fri [illegible]
11	Tank Installation	15 days	Mon [illegible]	Fri [illegible]
12	[illegible] of Tank	5 days	Mon [illegible]	Fri [illegible]
13	Final Approval	10 days	Mon [illegible]	Fri [illegible]
14	Utilities from [illegible]	85 days	Mon 2/23/15	Fri 6/19/15
15	Sewer System	55 days	Mon 2/23/15	Fri 5/8/15
16	Pre-break	40 days	Mon 2/23/15	Fri [illegible]
17	Install Manholes	25 days	Mon 3/16/15	Fri [illegible]
18	Install Pipe	25 days	Mon 3/30/15	Fri 5/1/15
19	Backfill	20 days	Mon [illegible]	Fri 5/8/15
20	Drainage System	35 days	Mon 3/2/15	Fri 4/17/15
21	Pre-break	[illegible] days	Mon [illegible]	Fri [illegible]
22	Install [illegible] and backfill	25 days	Mon 3/9/15	Fri 4/10/15
23	Set cover and pour [illegible]	20 days	Mon 3/2[illegible]/15	Fri 4/17/15
24	18" Water Main	35 days	Mon 3/2/15	Fri 4/24/15
25	Pre-break	20 days	Mon 3/23/15	Fri 4/17/15
26	Install 18" [illegible] Pipe	10 days	Mon 4/6/15	Fri 4/17/15
27	Backfill	10 days	Mon 4/13/15	Fri 4/24/15
28	Electrical	50 days	Mon 4/6/15	Fri 6/19/15
29	Pre-break	25 days	Mon 4/6/15	Fri 5/8/15
30	Install [illegible]	20 days	Mon 4/20/15	Fri 5/15/15
31	Install conduits & concrete jacket	25 days	Mon 4/27/15	Fri 5/29/15
32	Backfill	20 days	Mon 5/11/15	Fri 6/5/15
33	Test all systems	10 days	Mon 6/8/15	Fri 6/19/15
34	Lelana Ph 1	135 days	Mon 4/6/15	Fri 10/9/15
35	Sewer System	35 days	Mon 4/6/15	Fri 5/22/15
36	Pre-break	25 days	Mon 4/[illegible]/15	Fri 5/8/15
37	Install manholes	20 days	Mon 4/20/15	Fri 5/15/15
38	Install pipe & backfill	20 days	Mon 4/27/15	Fri 5/22/15
39	Drainage System	50 days	Mon 5/11/15	Fri 7/17/15
40	Pre-break	30 days	Mon 5/11/15	Fri 6/19/15
41	Install [illegible] and backfill	30 days	Mon 5/25/15	Fri 7/3/15
42	Set cover and pour [illegible]	40 days	Mon 6/8/15	Fri 7/31/15



Project: Analea Overall Schedule
Date: Wed 1 28/15

Task | Progress | Summary | External Tasks | Deadline
Split | Milestone | Project Summary | External Milestone

Owner Initial: ________

Contractor Initial: [signature]

EXHIBIT "A"
PROJECT SCHEDULE

ID	Task Name	Duration	Start	Finish
43	Water System	65 days	Mon 4/20/15	Fri 7/17/15
44	[illegible]	25 days	Mon 4/20/15	[illegible]
45	[illegible]	40 days	Mon [illegible]	[illegible]
46	[illegible]	40 days	Mon [illegible]	Fri 7/17/15
47	Electrical System	70 days	Mon 5/11/15	Fri 8/14/15
48	[illegible]	45 days	Mon [illegible]	[illegible]
49	[illegible]	30 days	Mon 5/25/15	[illegible]
50	Install cond. & concrete [illegible]	45 days	Mon [illegible]	[illegible]
51	Install streetlight bases	5 days	Mon [illegible]	Fri 8/14/15
52	Curb & Gutter	35 days	Mon 7/20/15	Fri 9/4/15
53	Form & Pour curb & gutter	25 days	Mon 7/20/15	[illegible]
54	Form & Pour sidewalks	[illegible] days	Mon 7/27/15	Fri 9/4/15
55	Form & pour driveway [illegible]	30 days	Mon [illegible]	Fri 9/4/15
56	Form & pour wheelchair ramps	15 days	Mon 8/17/15	Fri 9/4/15
57	Roadway	60 days	Mon 8/3/15	Fri 10/9/15
58	6" select base	20 days	Mon 8/3/15	Fri 8/28/15
59	4" base course	10 days	Mon 8/31/15	[illegible]
60	2" AC Paving	5 days	Mon 9/14/15	Fri 9/18/15
61	Install street signs	5 days	Mon 9/21/15	Fri 9/25/15
62	Signage & striping	5 days	Mon 9/21/15	Fri 9/25/15
63	Pre-final	5 days	Mon 9/28/15	Fri 10/2/15
64	Final	5 days	Mon 10/5/15	Fri 10/9/15
65	Access Road	50 days	Mon 5/11/15	Fri 7/17/15
66	Drainage system	20 days	Mon 5/11/15	Fri 6/5/15
67	Install concrete inlets & culverts	20 days	Mon 5/11/15	Fri 6/5/15
68	Install sediment control	10 days	Mon 5/18/15	Fri 5/29/15
69	Roadways	35 days	Mon 6/1/15	Fri 7/17/15
70	6" select base	10 days	Mon 6/1/15	Fri 6/12/15
71	4" basecourse	10 days	Mon 6/15/15	Fri 6/26/15
72	3" AC Paving	10 days	Mon 6/29/15	Fri 7/10/15
73	Signs & striping	5 days	Mon 7/13/15	Fri 7/17/15
74	HELCO Corridor	65 days	Mon 2/9/15	Fri 5/8/15
75	Mass excavation	60 days	Mon 2/9/15	Fri 5/1/15
76	embankment	60 days	Mon 2/9/15	Fri 5/1/15
77	dust control	60 days	Mon 2/9/15	Fri 5/1/15
78	fine grading	35 days	Mon 3/23/15	Fri 5/8/15



Owner Initial: ______

Page 2 of 2

Contractor Initial: [signature]

Project: [illegible] Overall Schedule
Date: Wed 1/28/15

Task	Progress		Summary		External Tasks	Deadline
Split	Milestone	◆	Project Summary		External Milestone	

EXHIBIT "B"
CONDITIONAL & UNCONDITIONAL LIEN RELEASE TEMPLATE

CONTRACTOR'S UNCONDITIONAL RELEASE OF MECHANIC'S AND MATERIALMEN'S LIEN CLAIM

FROM: E.M. Rivera & Sons, Inc. (Contractor)
PO Box 9031
Kailua-Kona, HI 96740

TO: Aina Le'a, Inc. (Owner)
69-201 Waikoloa Beach Drive
Suite 2617
Waikoloa, Hawaii 96738

The undersigned ("Contractor") has enter into a contract and/or performed work by furnishing labor and materials for certain work 68-4747 Queen Kaahumanu Highway, Kamuela, Hawaii 96743, bearing tax map key number 6:8:001:036:0000 (Third Taxation Division) (the "Property"), owned by Owner. Contractor certifies to Owner and all other persons and companies who have furnished any labor or material for the Work or at the Property up to and including ____________________, ______ through or at the request of the Owner, shall be or have been fully paid (the "Payment Date Work").

Contractor waives and releases any right to claim a mechanic's or materialmen's lien against the Work or the Property for the Payment Date Work. Contractor shall not look to Owner or attempt to claim a mechanic's or materialmen's lien against the Work or the Property, to obtain payment for any of the Payment Date Work. Contractor agrees to defend, indemnify and hold Owner harmless from any claims, demands, judgments, costs (including attorney's fees) and the like resulting from the non-payment to any subcontractor or other person who furnished any labor or material for the Payment Date Work.

DATE: ______________________________, ______

By: ______________________________
Name: ______________________________
Title: ______________________________

EXHIBIT "B"
CONDITIONAL & UNCONDITIONAL LIEN RELEASE TEMPLATE

STATE OF HAWAII)
) SS.
COUNTY OF ____________________)

On this ______ day of __________________, 2015, before me personally appeared ______________________________, to me personally known, who being by me duly sworn or affirmed, did say that such person(s) executed the foregoing instrument as the free act and deed of such person(s), and if applicable in the capacity shown, having been duly authorized to execute such instrument in such capacity.

This 2 pages Contractor's Release Of Mechanic's And Materialmen's Lien Claim, dated ______________, 2015, was subscribed and sworn to before me this __________ day of ______________________, 2015 in the ____________ Circuit of the State of Hawaii.

____
Signature

____
Print Name
Notary Public, State of Hawaii
My commission expires:

EXHIBIT "B"

CONDITIONAL & UNCONDITIONAL LIEN RELEASE TEMPLATE

FINAL CONTRACTOR'S CONDITIONAL RELEASE OF MECHANIC'S AND MATERIALMEN'S LIEN CLAIM

FROM: E.M. Rivera & Sons, Inc. (Contractor)
PO Box 9031
Kailua-Kona, HI 96740

TO: Aina Le'a, Inc. (Owner)
69-201 Waikoloa Beach Drive
Suite 2617
Waikoloa, Hawaii 96738

The undersigned ("Contractor") has enter into a contract and/or performed work by furnishing labor and materials for certain work 68-4747 Queen Kaahumanu Highway, Kamuela, Hawaii 96743, bearing tax map key number 6:8:001:036:0000 (Third Taxation Division) (the "Property"), owned by Owner. Contractor certifies to Owner and all other persons and companies who have furnished any labor or material for the Work or at the Property up to and including ____________________, ______ through or at the request of the Owner, shall be or have been fully paid (the "Payment Date Work").

Contractor waives and releases any right to claim a mechanic's or materialmen's lien against the Work or the Property for the Payment Date Work. Contractor shall not look to Owner or attempt to claim a mechanic's or materialmen's lien against the Work or the Property, to obtain payment for any of the Payment Date Work. Contractor agrees to defend, indemnify and hold Owner harmless from any claims, demands, judgments, costs (including attorney's fees) and the like resulting from the non-payment to any subcontractor or other person who furnished any labor or material for the Payment Date Work.

This release and waiver are CONDITIONAL and shall be effective only upon payment to the undersigned in the sum of $____________________ and constitutes final payment including retainage. If the payment is by check, this release is effective only when the check is paid by the bank upon which it is drawn.

DATE: ______________________________, ______

By: ________________________
Name: ________________________
Title: ________________________

EXHIBIT "B"

CONDITIONAL & UNCONDITIONAL LIEN RELEASE TEMPLATE

STATE OF HAWAII)
) SS.
COUNTY OF ______________)

On this ______ day of __________________, 2015, before me personally appeared ______________________________, to me personally known, who being by me duly sworn or affirmed, did say that such person(s) executed the foregoing instrument as the free act and deed of such person(s), and if applicable in the capacity shown, having been duly authorized to execute such instrument in such capacity.

This 2 pages Contractor's Release Of Mechanic's And Materialmen's Lien Claim, dated ______________, 2015, was subscribed and sworn to before me this __________ day of ______________________________, 2015 in the ____________ Circuit of the State of Hawaii.

____
Signature

____
Print Name
Notary Public, State of Hawaii
My commission expires:

EXHIBIT "C"

E.M. Rivera & Sons, Inc.

Construction Co.

Kona, Hawaii

LABOR & EQUIPMENT RATE SHEET EFFECTIVE JUNE 2015

Labor Rates	Pay Rate	Burdened Rate
Operator 1	$38.00	$57.76
Operator 2	$34.00	$51.68
Operator 3	$28.00	$42.56
Labor 1	$28.00	$42.56
Labor 2	$24.00	$36.48
Labor 3 General	$22.00	$33.44
Labor -Helper	$18.00	$27.36
Carpenter	$36.00	$54.72
Mechanics	$34.00	$51.68
Truck Drivers	$28.00	$42.56
Mason	$34.00	$51.68
Procurement	$28.00	$42.56
Office Staff	$24.00	$36.48
Safety Coordinator	$38.00	$57.76
Project Manager	$55.00	$83.60
Foreman	$48.00	$72.96

EQUIPMENT DESCRIPTION			JOB COST RATE
Komatsu	DX-39	Dozer	$ 35.00
	D-65	Dozer	$ 78.00
	D-155	Dozer	$ 136.00
	D-275	Dozer	$ 173.00
	D-375	Dozer	$ 292.00
Caterpillar	D-6	Dozer	$ 78.00
	D-8	Dozer	$ 137.00
	D-9	Dozer	$ 173.00
	D-10	Dozer	$ 344.00
	D-11	Dozer	$ 445.00
Komatsu	PC27	(Mini) Excavator	$ 23.00
	PC120	Excavator	$ 68.00
	PC200	Excavator	$ 78.00
	PC228	Excavator	$ 88.00
	PC300	Excavator	$ 118.00
	PC400	Excavator	$ 145.00

EXHIBIT "C"

E.M. Rivera & Sons, Inc.
Construction Co.
Kona, Hawaii

	PC750	Excavator	$ 235.00	
	PC330	Excavator	$ 132.00	
CAT	430	Backhoe	$ 37.00	
	436	Backhoe	$ 37.00	
Komatsu	180	Loader	$ 47.00	
	380	Loader	$ 69.00	
	450	Loader	$ 87.00	
CAT	950	Loader	$ 69.00	
	980	Loader	$ 123.00	
Komatsu	BW120	2.5 Ton Double-Drum Roller	$ 14.00	
Komatsu	BW177	5 Ton Roller	$ 21.00	
CAT	CS533	10 Ton Roller	$ 37.00	
Bomag	BW213	13 Ton Roller	$ 37.00	
CAT	CS573	14 Ton Roller	$ 40.00	
Bomag		Compactor	$ 6.00	
	825	Sheepfoot Compactor	$ 70.00	
	826	(Trash) Sheepfoot Compactor	$ 86.00	
	835	Sheepfoot Compactor	$ 86.00	
Leeboy	685	Grader	$ 45.00	
CAT	140G	Motor Grader (w/GPS)	$ 78.00	
Gradall	43G		$ 23.00	
Teledyne	TB980	Hydraulic Hammer	$ 15.00	
	BRH 620	Hammer	$ 22.00	
	BRV 32	Hammer	$ 24.00	
Teledyne	TB1680	Hammer	$ 28.00	
Ramco	1000	Hammer	$ 48.00	
BTI	TB2580	Hammer	$ 65.00	
	BRV 55	Hammer (PC400)	$ 72.00	
Teledyne	TB980	Hammer Points & Pins	$1,850.00	Each
	BRV 32	Hammer	$1,850.00	Each
Teledyne	TB1680	Hammer	$2,450.00	Each
Ramco	1000	Hammer	$3,050.00	Each
BTI	TB2580	Hammer	$3,550.00	Each
	BRV 55	Hammer (PC400)	$3,920.00	Each

P.O. Box 9031, Kailua-Kona, Hawaii 96745 * Phone: (808) 325-5057 / Fax: (808) 325-3279 * Lic. No. AC-10502

Owner Initial:__________ Contractor Initial: [handwritten initials]

EXHIBIT "C"

E.M. Rivera & Sons, Inc.

Construction Co.

Kona - Hawaii

Cedar Rapids		Cobra Trak	$ 100.00
		48" Cone Crusher w/Genset	$ 135.00
Pioneer		30 x 42 Crusher	$ 92.00
Genset		300KW	$ 32.00
Peterbuilt	*214*215	Dump Truck	$ 71.00
Kenworth	*257	Dump Truck	$ 71.00
Kenworth	*276	Tractor	$ 71.00
Peterbuilt	*267	Tractor	$ 71.00
Kenworth	*259*260	Tractor	$ 76.00
Kenworth	*266	Heavy Haul Tractor	$ 82.00
CPS	*251*252	End Dumps	$ 8.00
Dragon	*262*263	End Dumps	$ 8.00
Trail King	*258	25 Ton Trailer	$ 95.00
Aspen	*268	45 Ton Lowboy	$ 105.00
trail Eze	273	50 Ton Lowboy	$ 105.00
	*250*256*271	2,500 gl Water Trucks **	$ 52.00
	*248*249*264*	4,000gl Water Trucks **	$ 68.00
	*504	8cy Dump Trck	$ 36.00
	*272	Lube Truck	$ 65.00
Kenworth	*265	Fuel Truck	$ 95.00
		Boom Truck	$ 88.00
Volvo	A25	Articulated Rock Truck	$ 62.00
CAT	D300	Articulated Rock Truck	$ 66.00
Terex	TA35	Rock Truck	$ 83.00
		Foreman's Truck	$ 7.00
		Work Truck	$ 7.00
		Mechanic	$ 55.00

Misc. Items

Hawaii Johns	$ 125.00	Day
GPS system	$ 8.00	
Grade stakes	As required	
Water Pump	$ 75.00	Day

P.O. Box 9031, Kailua-Kona, Hawaii 96745 * Phone: (808) 325-5057 / Fax: (808) 325-3279 * Lic. No. AC-10502

Owner Initial:________ Contractor Initial: HC

PROPOSED ACCESS ROAD IMPROVEMENTS

FOR

'AINA LE'A PARKWAY

WAIKOLOA, SOUTH KOHALA
ISLAND OF HAWAII, HAWAII
TMK: (3) 6-8-01: 040
LOT A-1-A, EASEMENT [illegible], EASEMENTS D-1 THRU D-5,
AND SUB-EASEMENTS [illegible]



PROJECT LOCATION

BIG ISLAND MAP



PROJECT
SITE

VICINITY MAP

DEVELOPERS / OWNERS

AINA LE'A INC.

CONSULTANT

ENGINEERING PARTNERS, INC.

APPROVALS

DRAWING INDEX

SHT. NO.	DWG. NO.	DESCRIPTION
1	T-1.0	[illegible]
2	[illegible]	NOTES & TYPICAL ROAD SECTIONS
3	[illegible]	OVERALL SITE PLAN
4	[illegible]	PLAN & PROFILE [illegible]
5	[illegible]	PLAN & PROFILE [illegible]
6	[illegible]	PLAN & PROFILE [illegible]
7	[illegible]	PLAN & PROFILE [illegible]
8	[illegible]	PLAN & PROFILE [illegible]
9	[illegible]	PLAN & PROFILE [illegible]
10	[illegible]	PLAN & PROFILE [illegible]
11	[illegible]	PLAN & PROFILE [illegible]
12	[illegible]	[illegible] PLAN & PROFILE
13	[illegible]	[illegible] PLAN & PROFILE
14	[illegible]	DETAILS
15	[illegible]	[illegible]
16	[illegible]	[illegible]
17	[illegible]	OVERALL ELECTRICAL SITE PLAN
18	[illegible]	ELECTRICAL PLAN [illegible]
19	[illegible]	ELECTRICAL PLAN [illegible]
20	[illegible]	ELECTRICAL PLAN [illegible]
21	[illegible]	ELECTRICAL PLAN [illegible]
22	[illegible]	ELECTRICAL PLAN [illegible]
23	[illegible]	LIGHTING PLAN [illegible]
24	[illegible]	LIGHTING PLAN [illegible]
25	[illegible]	LIGHTING PLAN [illegible]
26	[illegible]	LIGHTING PLAN [illegible]
27	[illegible]	LIGHTING PLAN [illegible]
28	[illegible]	[illegible] DETAILS
29	[illegible]	[illegible]
30	[illegible]	DETAILS
31	[illegible]	DETAILS

EXHIBIT "D"

PROPOSED SITE IMPROVEMENT PLANS COVER SHEET WITH INDEX

AINA LE'A PARKWAY

T-1.0

Page 1 of 1

Owner Initial: ________

Contractor Initial: [signature]

EXHIBIT "E"

PROPOSED SITE IMPROVEMENT PLAN SHEET ADDENDA & DATE SCHEDULE

PROPOSED SITE IMPROVEMENT PLAN SHEET ADDENDA & DATE SCHEDULE

This exhibit denotes each page from the Proposed Access Roadways Improvements plan set that have addendums linked to the changes per agencies that have requested the changes to the plans. It is important that these addendum be a recognized part of the contract and are the current Construction Plan Set. Pages are listed with addendum dates below.

1. Sheet T-1.0, Title Sheet, Revision NA, dated 1/2013
2. Sheet C-1.0, Notes & Typical Road Sections, Revision
3. Sheet C-2.0, Overall Site Plan, Revision
4. Sheet C-2.1, Plan & Profile Station 0+00 to 10+00, Revision
5. Sheet C-2.2, Plan & Profile Station 10+00 to 20+00, Revision
6. Sheet C-2.3, Plan & Profile Station 20+00 to 30+00, Revision
7. Sheet C-2.4, Plan & Profile Station 30+00 to 40+00, Revision
8. Sheet C-2.5, Plan & Profile Station 40+00 to 50+00, Revision
9. Sheet C-2.6, Plan & Profile Station 50+00 to 60+00, Revision
10. Sheet C-2.7, Plan & Profile Station 60+00 to 70+00, Revision
11. Sheet C-2.8, Plan & Profile Station 70+00 to 75+57.23, Revision
12. Sheet C-2.9, Lulana Gardens Road Plan & Profile, Revision
13. Sheet C-3.0, Drainline Plan & Profiles, Revision
14. Sheet C-4.0, Details, Revision
15. Sheet C-5.0, Site Specific Construction BMP Plan, Revision
16. Sheet C-5.1, BMP Notes & BMP Details, Revision
17. Sheet E-1.0, Overall Electrical Site Plan, Revision
18. Sheet E-2.0, Electrical Plan A, Revision
19. Sheet E-2.1, Electrical Plan B, Revision
20. Sheet E-2.2, Electrical Plan C, Revision
21. Sheet E-2.3, Electrical Plan D, Revision
22. Sheet E-2.4, Electrical Plan E, Revision
23. Sheet E-3.0, Lighting Plan A, Revision
24. Sheet E-3.1, Lighting Plan B, Revision
25. Sheet E-3.2, Lighting Plan C, Revision
26. Sheet E-3.3, Lighting Plan D, Revision
27. Sheet E-3.4, Lighting Plan E, Revision
28. Sheet E-4.0, Pullbox Details, Revision
29. Sheet E-5.0, Duct Sections, Revision
30. Sheet E-6.0, Details, Revision
31. Sheet E-6.1, Details, Revision

Owner Initial:_________ **Contractor Initial:** [signature]

EXHIBIT "F"
HIGHLIGHT EASEMENT MAP DEPICTING SCOPE OF WORK AREA


PUU ANAHULU

Owner Initial: ___________

Contractor Initial: ___________

EXHIBIT "G"
CONTRACT EXCLUSIONS & CONDITIONS

CONTRACT EXCLUSIONS & CONDITIONS

This exhibit outlines for contract clarification the Agreement's specific exclusions and supplemental conditions to the contract.

1. Exclusions:

   A. Roadway Asphalt

2. Supplemental Conditions:

   A. All materials included within the contract and to be supplied shall be formally submitted to the project engineer/architect/project manager for written approval prior to being purchased, mobilized, delivered and/or installed at the Project as defined in the Agreement.

Owner Initial: __________

Contractor Initial: ________